UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2016

CARE CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37356	37-1781195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 N. Wacker Drive, Suite 1200, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 881-4700

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K and Exhibit 10.1 to this Current Report on Form 8-K are incorporated in this Item 1.01 by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 17, 2016, Care Capital Properties, LP (“Care Capital LP”), a wholly owned subsidiary of Care Capital Properties, Inc. (the “Company”), issued and sold $100.0 million aggregate principal amount of its 5.38% Senior Notes due May 17, 2027 (the “Notes”) through a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.   The Notes were sold pursuant to a Note Purchase Agreement, dated May 17, 2016 (the “Note Purchase Agreement”), by and among Care Capital LP, the Company, Care Capital Properties GP, LLC (“Care Capital GP”) and the purchasers named therein.

The Notes are unsecured obligations of Care Capital LP and are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Company and Care Capital GP.  Interest on the Notes is payable semi-annually in arrears on May 17 and November 17 of each year, commencing on November 17, 2016.

Care Capital LP may prepay the Notes, in whole at any time or in part from time to time, at 100% of the principal amount to be prepaid plus a make-whole premium as set forth in the Note Purchase Agreement.

The Note Purchase Agreement contains various affirmative and restrictive covenants that are customary for unsecured obligations of this nature, as well as financial covenants that are substantially similar to those set forth in the Credit and Guaranty Agreement, dated as of August 17, 2015 (the “Credit Agreement”), by and among Care Capital LP, as borrower, the Company and Care Capital GP, as guarantors, the lenders identified therein, and Bank of America, N.A., as administrative agent.

The Note Purchase Agreement provides for customary events of default, including non-payment of principal or interest, breach of covenants, material inaccuracy of any representations or warranties, specified cross-default and cross-acceleration to other material indebtedness, certain bankruptcy events, and other events that are substantially similar to those set forth in the Credit Agreement.

Care Capital LP intends to use the proceeds from the issuance and sale of the Notes to repay a portion of the term loan due 2017 outstanding under the Credit Agreement.

The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase

Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated in this Item 2.03 by reference.

The representations, warranties and covenants contained in the Note Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties.  Accordingly, the representations and warranties in the Note Purchase Agreement are not necessarily characterizations of the actual state of facts about the Company, Care Capital LP and their subsidiaries at the time they were made or otherwise and should be read only in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.  Investors are not third-party beneficiaries of, and should not rely upon, such representations, warranties and covenants.

Item 9.01.                                        Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

Not applicable.

(b)  Pro Forma Financial Information.

Not applicable.

(c)  Shell Company Transactions.

Not applicable.

(d)         Exhibits:

Exhibit Number	Description
10.1	Note Purchase Agreement, dated as of May 17, 2016, among Care Capital Properties, LP, the Company, Care Capital Properties GP, LLC and the purchasers named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARE CAPITAL PROPERTIES, INC.

Date: May 18, 2016	By:	/s/ Kristen M. Benson
Kristen M. Benson
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Note Purchase Agreement, dated as of May 17, 2016, among Care Capital Properties, LP, the Company, Care Capital Properties GP, LLC and the purchasers named therein.